UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2013
Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611

(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Mary A. Tolan has stepped down from the roles of President and Chief Executive Officer of Accretive Health, Inc. (the “Company”), effective April 3, 2013. Ms. Tolan remains a director of the Company and was elected by the Company's board of directors (the “Board”) as Chairman of the Board, effective April 3, 2013. Ms. Tolan's predecessor as Chairman of the Board, J. Michael Cline, remains a director of the Company.

(c)

On April 1, 2013, Stephen F. Schuckenbrock, age 52, was appointed President and Chief Executive Officer of the Company, and the Board elected him as a director, effective April 3, 2013.

From 2007 to December 2012, Mr. Schuckenbrock served in various positions at Dell, a global information technology company, including as President, Services from January 2011 to December 2012, President, Large Enterprise from January 2009 until January 2011, Chief Information Officer from September 2007 to January 2009, and Senior Vice President and President, Global Services from January to September 2007. From 2003 to 2007, Mr. Schuckenbrock was Co-Chief Operating Officer and Executive Vice President of Global Sales and Services for Electronic Data Systems Corporation, a global information technology company. From 2000 to 2003, he was Chief Operating Officer of The Feld Group, an information technology consulting firm. Mr. Schuckenbrock served as Global Chief Information Officer at PepsiCo from 1995 to 2000.

Mr. Schuckenbrock and the Company have executed an employment agreement for Mr. Schuckenbrock to serve as the Company's President and Chief Executive Officer for a term of one year, subject to automatic six-month renewals unless either party gives notice of non-renewal. Pursuant to the employment agreement, Mr. Schuckenbrock was elected to the Board as a Class II director, with a term expiring at the Company's 2015 annual meeting of stockholders, and the Company agreed that the Board would re-nominate Mr. Schuckenbrock for election to the Board until the annual meeting of stockholders to be held in 2017, subject to earlier termination under certain circumstances described in the employment agreement. The employment agreement provides for an annual base salary of $595,000, an annual target bonus opportunity of 100% of base salary, and eligibility to participate in the employee benefit plans of the Company generally available to senior executives of the Company.

Pursuant to the employment agreement, on April 3, 2013, Mr. Schuckenbrock was granted a nonqualified stock option to purchase 2,903,801 shares of the Company's common stock, with an exercise price of $9.56, which was the closing price of the Company's common stock reported on the New York Stock Exchange on the grant date (the “Stock Option”). The Stock Option will vest and become exercisable on a ratable monthly basis over 48 months based on continued service to the Company, subject to acceleration in specified circumstances, and will expire on the tenth anniversary of grant. The Stock Option was issued outside of the Company's 2010 Stock Incentive Plan as an employment inducement grant in accordance with the rules of the New York Stock Exchange.

In the case of a termination of Mr. Schuckenbrock's employment as President and Chief Executive Officer or service as a member of the Board, the Stock Option will be subject to the following treatment:

•
In the event of a termination due to death or “disability” (as defined in the employment agreement), the Stock Option will be subject to one year of accelerated vesting, and the vested portion of the Stock Option as of the termination date after taking into account such accelerated vesting will remain exercisable for the remaining term of the Stock Option.

•
In the event of a termination for “cause” (as defined in the employment agreement), the vested portion of the Stock Option as of the termination date will remain exercisable for a period equal to the lesser of 30 days following such termination and the remaining term of the Stock Option.

•
In the event of a termination by the Company without cause or as a result of a “constructive termination without cause” by Mr. Schuckenbrock (as defined in the employment agreement), the Stock Option will be subject to (i) one year of accelerated vesting, in the case of a termination of employment, (ii) two years of accelerated vesting, in the case of a termination of his service on the Board, or (iii) full accelerated vesting, if such termination occurs upon or within six months prior to a “change in control” (as defined in the employment agreement), and the vested portion of the Stock Option as of the termination date after taking into account such accelerated vesting will remain exercisable for the remaining term of the Stock Option.

•
In the event of a voluntary resignation of Mr. Schuckenbrock, the vested portion of the Stock Option as of the termination date will remain exercisable (i) for a period equal to the lesser of 90 days following such termination and the remaining term of the Stock Option, if such termination occurs prior to the first anniversary of the start date, or (ii) for the remaining term of the Stock Option, if such termination occurs on or after the first anniversary of the start date.

•
In the event of a termination due to the scheduled expiration of the remaining term of employment or term of service on the Board in accordance with the employment agreement, the vested portion of the Stock Option as of the termination date will remain exercisable for the remaining term of the Stock Option.

The Stock Option will become fully vested and exercisable upon the occurrence of a change in control. Except for the benefits related to the Stock Option described above, Mr. Schuckenbrock is generally not entitled to any severance benefits under the employment agreement upon a termination of employment, except for the payment of accrued and vested benefits under the Company's benefit plans and for payment of a pro rata annual bonus for the calendar year of termination based on actual results, which pro rata bonus will be paid in connection with any termination other than a termination for cause or as a result of Mr. Schuckenbrock's voluntary resignation.

The employment agreement contains non-competition and non-solicitation covenants that prohibit Mr. Schuckenbrock from engaging in specified restricted activities (including competition with the Company and solicitation of employees and customers of the Company) for one year following the termination of his employment as President and Chief Executive Officer or service as a member of the Board. Mr. Schuckenbrock is also subject to confidentiality restrictions applicable during and after the period of service that protect the Company's proprietary information.

In addition, the Company has entered into an indemnification agreement with Mr. Schuckenbrock in the form that that the Company has entered into with its other directors and executive officers and which provides that the Company will indemnify Mr. Schuckenbrock to the fullest extent permitted by law for claims arising in his capacity as a director or executive officer of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Schuckenbrock, the Company will be required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date:	April 5, 2013	By:	/s/ John T. Staton
John T. Staton
Chief Financial Officer and Treasurer